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                                                                    Exhibit 99.1

[COMSTOCK LOGO]                  5300 TOWN AND COUNTRY BLVD., SUITE 500
                                 FRISCO, TEXAS 75034
                                 TELEPHONE: (972) 668-8800
                                 CONTACT:   ROLAND O. BURNS
                                            SR. VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER

                                 WEB SITE: WWW.COMSTOCKRESOURCES.COM

                                  NEWS RELEASE
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FOR IMMEDIATE RELEASE

                       COMSTOCK RESOURCES, INC. ANNOUNCES
                            ELECTION OF NEW DIRECTOR

FRISCO, TEXAS, May 11, 2004 - Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE:CRK) announced the election of Nancy E. Underwood to its board of directors as a director at the Company's annual meeting of stockholders held on May 10, 2004. Ms. Underwood is owner and President of Dallas based Underwood Financial, Ltd., which is active in real estate and land investments.

M. Jay Allison, Chairman, Chief Executive Officer and President of Comstock Resources commented, "Nancy, with her legal background, distinguished career in real estate development and civic involvement, brings a wealth of talent and business judgement to our board and is widely respected as a person of integrity and character."

Ms. Underwood holds both B.S. and J.D. degrees from Emory University, and prior to joining Underwood Development Corporation in 1981, practiced law in an Atlanta based law firm. She serves on the boards of the Presbyterian Hospital of Dallas Foundation and the Dallas Historical Society. In 2005, Ms. Underwood will chair the Dallas County Advisory Board of the Salvation Army.

Comstock's board of directors is now comprised of six individuals, four independent directors and two management directors.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED HEREIN. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS IN SUCH STATEMENTS TO BE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT.

COMSTOCK RESOURCES, INC. IS A GROWING INDEPENDENT ENERGY COMPANY BASED IN FRISCO, TEXAS AND IS ENGAGED IN OIL AND GAS ACQUISITIONS, EXPLORATION AND DEVELOPMENT PRIMARILY IN TEXAS, LOUISIANA AND THE GULF OF MEXICO. THE COMPANY'S STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL CRK.